Exhibit 99.2

                            ACCESS WORLDWIDE TO SELL
                       PHARMACEUTICAL MARKETING OPERATION

    BOCA RATON, Fla., June 21 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading marketing services organization, today announced that it signed an agreement to sell Telemanagement Services, Inc. d/b/a TMS Professional Markets Group, to a limited liability company owned and controlled by Palm Beach Capital, in a cash transaction valued at approximately $10.5 million.

    Telemanagement Services, Inc. provides marketing services to the Pharmaceutical industry from its 350 seat call center in Boca Raton, Florida. Telemanagement Services, Inc. represented approximately 38% of the revenues of Access for the five months ended May 2006. After the closing of the transaction, Access will operate approximately 700 communications seats in three locations in the US and 350 seats in Manila, Philippines, with an approximate monthly run rate of $2.1 million as of May 2006.

    "We expect to close on or before July 31st," commented Shawkat Raslan, Chairman and Chief Executive Officer of Access Worldwide. "With the sale of Telemanagement Services, Inc., we can now focus on and allocate more resources to continue to expand our off shore capability and capacity."

    Access Worldwide is an established marketing company that provides a variety of sales, communication and medical education services. Our spectrum of services includes medical meetings management, medical publishing, editorial support, clinical trial recruitment, patient compliance, multilingual teleservices, product stocking and database management, among others. Headquartered in Boca Raton, Florida, Access Worldwide has about 1,000 employees in offices throughout the United States and the Philippines. More information is available at http://www.accessww.com.

    This press release contains forward-looking statements including statements that involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: The possibility that the Asset Sale to the TMS does not close, our ability to continue as a going concern if we are unable to generate cash flow and income from operations; our ability to cure the default we are presently under our with respect to our Debt Agreement; competition from other third- party providers and those clients and prospects who may decide to do work in- house that we currently do for them; our ability to successfully operate the facility in the Philippines; consolidation in the pharmaceutical, medical, telecommunications and consumer products industries which reduces the number of clients and prospects that are able to be served; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and our ability to recruit additional personnel. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

SOURCE  Access Worldwide Communications, Inc.
    -0-                             06/21/2006
    /CONTACT: Mark Wright, Investor Relations, mwright@accessww.com, or Richard Lyew, Executive Vice President & CFO, rlyew@accessww.com, both of Access Worldwide Communications, Inc., +1-561-226-5000/
    /Web site:  http://www.accessww.com/